Exhibit 99.1

iRhythm Technologies Announces Third Quarter 2019 Financial Results

SAN FRANCISCO, November 5, 2019-- iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital health care solutions company focused on the advancement of cardiac care, today reported financial results for the three months ending September 30, 2019.

Third Quarter 2019 and Recent Highlights

•	Revenue of $56.0 million for the three months ended September 30, 2019, an increase of 47% compared to third quarter revenue in 2018

•	Gross margin was 75.4%, a 150 basis point year-over-year improvement

•
Announced a collaboration with Verily, an Alphabet company, focused on the development of solutions aimed at improving the screening, diagnosis and management of patients with atrial fibrillation (AFib)

•
Received confirmation from the AMA that the proposed replacement of the existing four temporary codes with eight permanent codes was reviewed for Category 1 status and approved by the panel to move forward to the Relative Value Scale Update Committee (RUC) and valuation process

•	Completed an underwritten public offering raising $107 million in net proceeds

“We are pleased with our third quarter performance and sustained track record of strong revenue growth,” said Kevin King, CEO. “The fundamentals of our business continue to strengthen on many fronts, driven by the proven superiority and completeness of our Zio platform, which is enabling our customers to measurably diagnose patients in less time with fewer unnecessary repeat tests and at lower cost.”

“Additionally, our collaboration with Verily to address the millions of patients living with undiagnosed AFib will further enhance and differentiate our Zio service. We remain confident that our expertise in cardiac monitoring, data analytics, and commercial execution will continue to position the company for long term success,” concluded King.

Third Quarter Financial Results
Revenue for the three months ended September 30, 2019 increased 47% to $56.0 million, from $38.1 million during the same period in 2018. The increase was primarily due to increased salesforce productivity, expansion into new accounts and improved penetration of existing accounts.

Gross profit for the third quarter of 2019 was $42.2 million, or 75.4% gross margin, up from $28.2 million, or gross margin of 73.9%, during the same period in 2018. Margin expansion was primarily driven by productivity gains through proprietary algorithm and workflow enhancements.

Operating expenses for the third quarter of 2019 were $60.7 million, compared to $37.9 million for the same period in 2018. The increase in operating expenses were driven by salesforce expansion, organizational support for our network sales strategy, expansion of R&D activities, increasing bad debt expense, ongoing stock compensation expense and Verily developmental costs. Verily milestone payments and developmental costs were $5M and $0.4M, respectively, totaling $5.4M for the quarter.

Net loss for the third quarter of 2019 was $18.6 million, or a loss of $(0.74) per share, compared with net loss of $10.2 million, or a loss of ($0.43) per share, for the same period in 2018.

Updated Guidance for Full Year 2019
iRhythm projects revenue for the full year 2019 in the range of $215 million to $217 million, which represents 46% to 47% growth over the company’s prior year. Gross margins for the full year 2019 are expected to be between 75.5% to 76.5% and operating expenses for the full year 2019 are expected to be between $210M and $214M including, $36 million to $38M in research and development and $174 million to $176 million for SG&A. Full year operating expenses, excluding Verily costs, are expected to be between $202 million to $206 million including $29 million to $31 million for research and development and $173 million to $175 million for SG&A. This compares to previous revenue guidance of $212 to $216 million, gross margins of 75.5% to 76.5% and operating expenses of $198 to $204 million, which included $169 to $173 million for SG&A and $29 million to $31 million for research and development. The company expects sales headcount between 130 to 140 for the remainder of the year.

Exhibit 99.1

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT / 4:30 p.m. ET. Investors interested in listening to the conference call may do so by dialing (844) 348-0016 for domestic callers or (213) 358-0876 for international callers, and referencing Conference ID: 7818739 or from the webcast on the “Investors” section of the company’s website at: www.irhythmtech.com.

About iRhythm Technologies, Inc.
iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding financial and salesforce guidance, CPT coding, market opportunity, ability to penetrate the market and expectations for growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filing made with the Securities and Exchange Commission on the Form 10-Q on August 6, 2019. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Relations Contact:	Media Contact:
Lynn Pieper Lewis or Leigh Salvo	Saige Smith
(415) 937-5404	(262) 289-7065
investors@irhythmtech.com	irhythm@highwirepr.com

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$34,634	$20,023
Short-term investments	118,091	58,320
Accounts receivable, net	25,640	21,977
Inventory	3,499	2,062
Prepaid expenses and other current assets	3,653	4,100
Total current assets	185,517	106,482
Long-term investments	9,026	—
Property and equipment, net	17,865	9,158
Operating lease right-of-use assets	91,935	—
Goodwill	862	862
Other assets	5,574	3,208
Total assets	$310,779	$119,710
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,186	$2,284
Accrued liabilities	31,470	26,570
Deferred revenue	889	1,243
Accrued interest, current portion	128	139
Operating lease liabilities, current portion	8,036	—
Total current liabilities	44,709	30,236
Debt	34,929	34,899
Deferred rent, noncurrent portion	—	153
Operating lease liabilities, noncurrent portion	87,099	—
Total liabilities	166,737	65,288
Commitments and contingencies
Stockholders’ equity:
Common stock	25	23
Additional paid-in capital	385,613	257,955
Accumulated other comprehensive income (loss)	14	(41)
Accumulated deficit	(241,610)	(203,515)
Total stockholders’ equity	144,042	54,422
Total liabilities and stockholders’ equity	$310,779	$119,710

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$55,957	$38,104	$156,502	$104,138
Cost of revenue	13,785	9,949	38,340	28,050
Gross profit	42,172	28,155	118,162	76,088
Operating expenses:
Research and development	12,723	5,164	28,118	13,747
Selling, general and administrative	48,007	32,739	127,901	94,410
Total operating expenses	60,730	37,903	156,019	108,157
Loss from operations	(18,558)	(9,748)	(37,857)	(32,069)
Interest expense	(409)	(861)	(1,258)	(2,580)
Other income, net	377	365	1,066	1,082
Loss before income taxes	(18,590)	(10,244)	(38,049)	(33,567)
Income tax provision	19	—	46	—
Net loss	$(18,609)	$(10,244)	$(38,095)	$(33,567)
Net loss per common share, basic and diluted	$(0.74)	$(0.43)	$(1.53)	$(1.41)
Weighted-average shares, basic and diluted	25,247,831	24,059,010	24,818,482	23,764,153